Exhibit 23.3

Consent of Independent Auditors

We consent to incorporation by reference in this Registration Statement (on Form S-8) pertaining to the Warner Bros. Discovery, Inc. Non-Employee Directors Deferral Plan of our report dated March 4, 2022, with respect to the combined financial statements of the WarnerMedia Business included in the Current Report on Form 8-K/A of Warner Bros. Discovery, Inc., filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas

December 16, 2022